ARTICLES OF INCORPORATION
                                      OF
                         THE BOND FUND OF AMERICA, INC.
  THIS IS TO CERTIFY:
                                       I.

     We, the subscribers, ROBERT L. CODY, WILLIAM C. NEWTON, and JAMES W. RATZLAFF, the mailing address of each of whom is 611 West Sixth Street, Los Angeles, California, each being at least 21 years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

                                      II.
                                      NAME

     The name of the corporation (herinafter called the Corporation) is The Bond Fund of America, Inc.

                                      III.
                              PURPOSES AND POWERS

     The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To conduct and carry on the business of an investment company of the general management type.

     (2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any bonds, debentures, notes, cerificates of deposit issued by bans, mortgages or other obligations or evidences of indebtedness, stocks, shares, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security) created, issued or guaranteed by any persons, firms, associations corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets.

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock (determined as hereinafter set forth) outstanding at the time of such event.

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

     (5) To conduct its business at one or more offices in the State of Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

     (6) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

     (7) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.
  The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State.

                                      IV.
                     PRINCIPAL OFFICE AND PLACE OF BUSINESS

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, City of Baltimore, State of Maryland.

     The Corporation's resident agent is The Corporation Trust Incorporated, whose post office address is First Maryland Building, 25 South Charles Street, Baltimore, Maryland. Said resident agent is a corporation of the State of Maryland.

                                       V.
                                 CAPITAL STOCK

     (1) The total number of shares of stock which the Corporation has authority to issue is fifty million (50,000,000) shares of capital stock of the par value of $1 each, all of one class, and of the aggregate par value of fifty million dollars ($50,000,000).

     (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Corporation's By-Laws.

     (4) All shares of the Capital Stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in these Articles of Incorporation, provided, however, that the shares of stock shall not be subject to redemption at the option of the Corporation at less than the net asset value thereof, determined as set forth in these Articles of Incorporation. In the absence of any specification as to the purpose for which shares of the Capital Stock of the Corporation are repurchased by it, all shares so repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the Capital Stock of the Corporation shall not be reduced by the number of any shares repurchased by it.

     (5) At all meetings of stockholders of the Corporation, each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation, on the date, fixed in accordance with the By-Laws, for determination of stockholders entitled to vote at such meeting. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend.

     (6) Not withstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated of the shares, or to be otherwise taken or authorized by a vote of the stock holders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

     (7) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (8) The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

     (9) The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by statute.

                                      VI.
                            PROVISIONS FOR DEFINING,
                         LIMITING AND REGULATING CERTAIN
                         POWERS OF THE CORPORATION AND OF
                          THE DIRECTORS AND STOCKHOLDERS

     (1) The number of Directors of the Corporation shall be three (3), and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualify are as follows:

               Robert L. Cody
               William C. Newton
               James W. Ratzlaff

however, the By-Laws of the Corporation may fix the number of Directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of Directors; provided that in no case shall the number of Directors be less than three. The Directors of the Corporation need not be stockholders therein.

     (2) Any Director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, by the Board of Directors or by any committee or superior officer upon which or whom said power of removal may be conferred, in such lawful manner as may be provided in the By-Laws of the Corporation or as may otherwise be provided by Maryland law.

     (3) Both stockholders and Directors of the Corporation shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Maryland and to keep the books of the Corporation outside of the State of Maryland in such places as may from time to time be designated by the Board of Directors.

     (4) The Board of Directors of the Corporation shall have the power to issue and sell, or to cause the issuance and sale, of shares of the Corporation's capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as the Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock (determined as hereinafter set forth) outstanding at the time of such event.

     (5) In addition to the powers and authority hereinbefore, herinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercise or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

     (6) Any director or officer, individually, or any firm of which any director or officer may be a member, or any corporation, trust or association of which any director or officer may be an officer or director or in which any director or officer may directly or indirectly interested as the holder of any amount of its capital stock or otherwise may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that the fact of any such interests or relationships shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, any may vote thereat to authorize any such contract or transaction with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Board of Directors of the Corporation is expressly authorized to contract for management services of any nature, with respect to the conduct of the business of the Corporation with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Director may deem desirable. Any such contract may provide for the rendition of management services of any nature with respect to the conduct of the business of the Corporation, and for the management or direction of the business and activities of the Corporation to such extent as the Board of Directors may determine, whether or not the procedure involves delegation of functions usually or customarily performed by the Board of Directors of officers of the Corporation. The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Director's may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as transfer agent for the Corporation's shares, with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable.
Any entity, person or company which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other persons and companies without restriction by reason of the relationship with the Corporation.

     (7) The Corporation shall provide any indemnification required by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows:

     (a) The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was such director or officer or an employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was such director or officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court having jurisdiction in the premises, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) or (b) above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity for the determination as to the standard of conduct as provided in subparagraph (d).

     (d) Any indemnification under subparagraph (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, such a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Corporation) in a written opinion; and any determination so made shall be conclusive.

     (e) Expenses incurred in defending a civil or criminal action, writ or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the particular case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

     (f) Agents and employees of the Corporation who are not directors or officers of the Corporation may be indemnified under the same standards and procedures set forth above, in the discretion of the Board of Directors.

     (g) Any indemnification pursuant to this paragraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (h) Nothing in these Articles of Incorporation or in the By-Laws shall be deemed to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                      VII.
                           REPURCHASES AND REDEMPTION

     (1) The Corporation shall on the request of any registered owner of its shares repurchase such shares, at the price, in the manner and on the terms and conditions set forth below:

     (a) The certificates for shares to be repurchased must be tendered to the Corporation or its designated agent for repurchase during business hours on a day which the New York Stock exchange is open for a normal business day, at an office or offices designated by the Board of Directors for receipt of such tenders. The certificates must be properly endorsed and in proper form for transfer. Redemption of such shares by the Corporation is subject to such reasonable requirements as may be imposed by the Corporation or the Corporation's transfer agent. Shares tendered on business days on which such Exchange is not open will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day.

     (b) The redemption price of the shares shall be a sum equal to 100% of their net asset value as first determined subsequent to said tender, said determination of net asset value to be made in the manner hereinafter set forth, which determination shall be not later than the close of the New York Stock Exchange on the day on which said tender is made; however, if the tender is made after the close of said Exchange, the time of determining the net asset value may, in the discretion of the Corporation, be not later than the close of said Exchange on the next day on which said Exchange is open for a full business day.

     (c) The net asset value of the Corporation's shares, for the purpose of computing the offering price of the shares and the price at which the shares shall be redeemed by the Corporation, shall be determined in the following manner:

     (i) Securities listed or traded on the New York Stock Exchange at the time as of which the valuation is made shall be valued at the last sale price (on the day of valuation) prior to the time as of which the valuation is made, or if there is no sale, then at the last reported bid price (on the day of valuation) prior to the time as of which the valuation is made. Other securities shall be valued on the basis of like sale or bid prices on exchanges other than such Exchange, or in the over-the-counter market, where such quotations are readily available, and where no such quotations are readily available, such securities and property shall be valued at fair value as determined in good faith by the Board of Directors. The value of all other assets, including proper accruals of interest shall be added to the value of securities to arrive at the total assets of the Corporation.

     (ii) There shall be deducted from the total assets of the Corporation so determined, the liabilities of the Corporation, including proper accruals of interest or taxes and other expense items, and reserves for contingent or undetermined liabilities.

     (iii) The net asset value of the Corporation so obtained shall then be divided by the total number of shares outstanding (excluding treasury shares) and the result, rounded to the nearest cent, shall be the net asset value per share of capital stock.

     (iv) In case such valuation shall be determined as at any time on any day other than as at the close of the New York Stock Exchange on such day, such market value may be computed by applying to the net asset value as at the close of said Exchange on the preceding day computed as provided above, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities owned and any other material changes in the assets or liabilities of the Corporation or in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

     (d) The repurchase price (100% of net asset value) shall be paid in cash or by check on current funds and shall be paid on or before the seventh day following the day on which the shares are properly tendered for repurchase.

     (e) Repurchase is conditional upon the Corporation having funds or property legally available therefor.

     (f) The Corporation may at any time repurchase shares of its capital stock in the open market, or at a private sale, or otherwise, out of funds legally available therefor, at a price based upon but not exceeding the net asset value last determined prior to the purchase at such times as may be established by the Board of Directors consistent with any applicable rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

     (g) The obligations set forth in this Article VII may be suspended for any period during which the New York Stock Exchange shall be closed other than for customary weekend and holiday closings or during which trading on such Exchange is restricted, or during which an emergency exists as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or for any period which may be permitted by the Federal Securities and Exchange Commission or any successor governmental authority.

     (2) In addition, the shares of capital stock of the Corporation owned by any shareholder may be repurchased at net asset value by the Corporation without the consent or approval of such shareholder, if (a) the shares owned by such shareholder have a value (determined, for the purpose of this sentence only, as the greater of the shareholder's cost or then net asset value of the shares, including the reinvestment of income dividends and capital gain distributions, if any) of less than $150, or (b) such shareholder own less than ten (10) shares of capital stock of the Corporation, whenever in the judgment of the Board of Directors, the redemption of such shares is in the economic best interests of the Corporation, or necessary for the Corporation's business success and general welfare, in order to reduce disproportionate or unduly burdensome expenses, to achieve efficiencies in administration or to eliminate or reduce excessive expenditures or difficulties in servicing, accounting or reporting requirements with respect to the accounts of shareholders.

     (3) The right of the holder of shares of capital stock repurchased by the Corporation as provided in this Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate shares has been determined (except the right of such holder to receive, (a) the repurchase price of such shares from the Corporation or its designated agent, and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution).

                                     VIII.
                             DETERMINATION BINDING

     Any determination made in good faith, so far as account matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors; as to the amount of the assets, obligations or liabilities of the Corporation as to the amount of the net income of the Corporation form dividends and interest for any period or amounts at any time legally available for the payment of dividends as to the amount of any reserves or charges set up and the propriety thereof as to the time of or purpose for creating any reserves or charges as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged) as to the price or closing bid or asked price of any security owned or held by the Corporation as to the market value of any security or fair value of any other asset owned by the Corporation as to the number of shares of the Corporation outstanding or deemed to be outstanding as to the impracticability or impossibility of liquidating securities in orderly fashion as to the extent to which it is practicable to deliver the proportionate interest in the securities and other assets of the Corporation represented by any shares repurchased in payment for any such shares as to the method of payment for any such shares repurchased or as to any other matters relating to the issue, sale, repurchase, and/or other acquisition or disposition of securities or shares of the capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on "margin", a sale of any securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of stock of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid. No provisions of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, as amended or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or the security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                      IX.
                              PERPETUAL EXISTENCE

     The Corporation shall have perpetual existence.

                                       X.
                                   AMENDMENT

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms or any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these articles of Incorporation are granted subject to the provisions of this Article X.

     The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, we have signed these Articles of Incorporation on this 21st day of November, 1973.

      _________________________________________
      Robert L. Cody

      _________________________________________
      William C. Newton

      _________________________________________
      James W. Ratzlaff


WITNESS:

___________________________________
Ruth Jacoby

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

     This is to certify that on this 21st day of November, 1973, before me the subscriber, a Notary Public of the State of California, personally appeared Robert L. Cody, William C. Newton and James W. Ratzlaff, and severally acknowledged the foregoing Articles of Incorporation to be their act.

     Witness my hand and Notarial Seal the day and year last above written.

(Notarial Seal)            _________________________________
                           NOTARY PUBLIC; Marlene Klansek

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                      THE BOND FUND OF AMERICA, INC.

     THE BOND FUND OF AMERICA, INC., a corporation organized and organized and existing under and by virtue of the laws of the State of Maryland and having its principal office in the City of Baltimore in that State (the
"Corporation"), does hereby certify:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended in the following respects:

     1. Section (2) of Article III is amended in its entirety to read as follows:

     "(2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term $securities' shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any bonds, debentures, notes, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security) created, issued or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets."

     2. Section (6) of Article III is amended in its entirety to read as follows:

     "(6) To carry out all or any of the foregoing objects and purposes a principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, forms, associations, corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise."

     3. Section (2) of Article V is amended in its entirety to read as follows:

     "(2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends."

     4. Section (4) of Article V is amended in its entirety to read as follows:

     "(4) All shares of the Capital Stock of the Corporation now or hereafter authorized shall be $subject to redemption' and $redeemable' in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation. In the absence of any specification as to the purpose for which shares of the Capital Stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it."

     5. Section (1) of Article VI is amended in its entirety to read as follows:

     "(1) The number of directors of the Corporation shall be three (3), and the names of those who shall act as such till the first annual meeting or until their successors are duly chosen and qualify are as follows:

       Robert L. Cody
       William C. Newton
       James W. Ratzlaff

however, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors; provided that in no case shall the authorized number of directors be less than three. The directors of the Corporation need not be stockholders of the Corporation."

     6. Section (3) of Article VI is amended in its entirety to read as follows:

     " (3) Both stockholders and directors of the Corporation shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Maryland and to keep the books of the Corporation outside of the State of Maryland at such places as may from time to time be designated by the Board of Directors."

     7. Section (4) of Article VI is amended in its entirety to read as follows:

     " (4) The Board of Directors of the Corporation shall have the power to issue and sell, or cause the issuance and sale of, shares of the Corporation's Capital Stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by laws of the State of Maryland and by these Articles of Incorporation, as the Board of Directors any determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its Capital Stock shall not be less than the net asset value per share of such Capital Stock (determined as hereinafter set forth) outstanding at the time of such event."

     8. The penultimate sentence of Section (6) of Article VI, which presently reads "The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Director's may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as transfer agent for the Corporation's shares with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable" is amended to read as follows:

     "The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Directors may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as transfer agent for the Corporation's shares, with any entity, person or company, incorporated or unincorporated, on such terms as the directors may deem desirable."

     9. The first clause of Section (1) of Article VII, which presently reads "The Corporation shall on the request of any registered owner of its shares repurchase such shares, at the price, in the manner and on the terms and conditions set forth below:", is amended in its entirety to read as follows:

     "The Corporation shall on the request of any registered owner of its shares redeem such shares, at the price, in the manner and on the terms and conditions set forth below:"

     10. Subsection (a) of Section (1) of Article VII is amended in its entirety to read as follows:

     " (a) The certificates for shares to be redeemed must be tendered to the Corporation or its designated agent for redemption during business hours on a day on which the New York Stock Exchange is open for a normal business day, at an office or offices designated by the Board of Directors for receipt of such tenders. The certificates must be properly endorsed and in proper form for transfer. Redemption of such shares by the Corporation is subject to such reasonable requirements as may be imposed by the Corporation or the Corporation's Transfer Agent. Shares tendered on business days on which such Exchange is not open for a normal business day will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day."

     11. Clause (i) of subsection (c) of Section (1) of Article VII is amended in its entirety to read as follows:

     " (i) Portfolio securities shall be valued at the last over-the-counter bid prices unless, in the opinion of the Corporation's investment adviser, the broadest and most representative market is on a securities exchange, in which case the securities shall be valued at the last sale price on that exchange on the valuation date or, if there is no sake, at the last bid price on that exchange. Portfolio securities for which no representative quotations are readily available shall be valued in good faith at fair value by methods determined by the Board of Directors."

     12. Subsection (d) of Section (1) of Article VII is amended in its entirety to read as follows:

     " (d) The redemption price (100% of net asset value) shall be paid in cash or by check on current funds and shall be paid on or before the seventh day following the day on which shares are properly tendered for redemption."

     13. Subsection (e) of Section (1) of Article VII is amended in its entirety to read as follows:

     " (e) Redemption is conditional upon the Corporation having funds legally available therefor."

     14. Section (3) of Article VII is amended in its entirety to read as follows:

     " (3) The right of the holder of shares of Capital Stock redeemed or repurchased by the Corporation as provided in this Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined, except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution."

     15. Article VIII is amended in its entirety to read as follows:

                                     "VIII.
                             DETERMINATION BINDING

     " (1) Any determination made in good faith, so far as account matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors as to (a) the amount of the assets, obligations or liabilities of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (c) the amount of any reserves or charges set up and the propriety thereof, (d) the time of purpose for creating any reserves or charges, (e) the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), (f) the price or closing bid or asked price of any security owned or held by the Corporation, (g) the market value of any security or prior value of any other asset owned by the Corporation, (h) the number of shares of the Corporation outstanding or deemed to be outstanding,
(i) the impracticability or impossibility of liquidating securities in orderly fashion, (j) the method of payment for any such shares repurchased or (k) any other matters relating to the issue, sale, repurchase, and/or other acquisition or disposition of securities or shares of the Capital Stock of the Corporation; and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on $margin', a sale of any securities $short', or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its Capital Stock, past, present and future, and shares of the Capital Stock of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.

     " (2) No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

     SECOND: The aforesaid amendments were declared advisable and approved by resolution of the Board of Directors of the Corporation at a meeting duly held on May 8, 1974.

     THIRD: On and as of the date of the aforesaid approval by the Board of Directors of the Corporation, no Capital Stock of the Corporation had been issued and the directors so acting were those named in the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, THE BOND FUND OF AMERICA, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be thereon affixed and attested by its Secretary, and the said officers of the Corporation further also acknowledged said instrument to be the corporate act of the Corporation and stated under the penalty of perjury that to the b est of their knowledge, information and belief, the matters and facts therein set forth with respect to authorization thereof by the Board of Directors are true and correct in all material respects, all on May 22, 1974.


       THE BOND FUND OF AMERICA, INC.

      By_______________________________
         President; William C. Newton

(SEAL)

ATTEST:

______________________________
James W. Ratzlaff
Secretary


STATE OF CALIFORNIA   )
                      ) ss.
COUNTY OF LOS ANGELES )

     This is to certify that on this 22nd day of May, 1974, before me the subscriber, a Notary Public of the State of California, personally appeared Robert L. Cody and James W. Ratzlaff and severally acknowledged the foregoing Articles of Amendment to Articles of Incorporation to be their act.

     WITNESS my hand and notarial seal the day and year last above written.


      ______________________________________________
      Notary Public in and for said County and State.
      Marlene Klansek

                        ARTICLES OF AMENDMENT
                                 TO
                      ARTICLES OF INCORPORATION
                                 OF
                     THE BOND FUND OF AMERICA, INC.

     THE BOND FUND OF AMERICA, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland and having its principal office in the city of Baltimore in that State (the "Corporation"), does hereby certify:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended in the following respects:

     1. Paragraphs (1) (c) (i) and (iv) of Article VII are amended in their entirety to read as follows:

     " (i) Securities owned by the Corporation shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined in good faith by, or pursuant to methods approved by, the Board of Directors."
 . . .

     " (iv) In case such valuation shall be determined as at any time on any day other than as at the close of the New York Stock Exchange on such day, such value may be computed by applying to the net asset value as at the close of said Exchange on the preceding day computed as provided above, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the value of securities owned and any other material changes in the assets or liabilities of the Corporation or in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day."

     SECOND: The aforesaid amendments were declared advisable and approved by resolution of the Board of Directors of the Corporation at a meeting duly held on March 10, 1977.

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice, duly given at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     FOURTH: The amendments of the Articles of Incorporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, THE BOND FUND OF AMERICA, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be affixed and attested by its Secretary, and the said officers of the Corporation further also acknowledge said instrument to be the corporate act of the Corporation and state and certify under the penalty of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to authorization and approval thereof are true and correct in all material respects, all on April 21, 1977.

       THE BOND FUND OF AMERICA, INC.

       By_______________________________
         William C. Newton, President

(SEAL)

ATTEST:

_________________________________
Robert S. Davies, Secretary


STATE OF CALIFORNIA   )
                      ) ss.
COUNTY OF LOS ANGELES )

     BE IT REMEMBERED that on the 21st day of April, 1977, personally came before me, a notary public in and for the county aforesaid, WILLIAM C. NEWTON, President of The Bond Fund of America, Inc., a corporation of the State of Maryland, a party to the foregoing certificate, known to me personally to be such, and he, the said WILLIAM C. NEWTON, acknowledged said certificate to be his act and deed and the act and deed of said corporation; that the signatures of said President and the Secretary of said corporation to said certificate are in their own proper handwritings, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation and that the signing, sealing and acknowledgment of said certificate was duly authorized by a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year aforesaid.

        _____________________________
        Notary Public in and for said
        County and State
        Marcia M. Ferris

                         THE BOND FUND OF AMERICA, INC.

                            ARTICLES SUPPLEMENTARY
                          INCREASING AUTHORIZED STOCK
                      AS AUTHORIZED BY SECTION 2-105(c) OF
                      THE MARYLAND GENERAL CORPORATION LAW

     The Bond Fund of America, Inc., a Maryland corporation (the "Corporation") having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 1,000,000,000 shares of Common Stock (par value $1.00 per share).

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 500,000,000 shares of Common Stock (par value $1.00 per share).

     (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock (par value $1.00 per share).

     (c) The aggregate par value of all shares having a par value is $500,000,000 before the increase and $1,000,000,000 as increased.

     IN WITNESS WHEREOF, The Bond Fund of America, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman and its corporate seal to be hereto affixed and attested by its Secretary on this 22nd day of March, 1996.


ATTEST:   THE BOND FUND OF AMERICA, INC.

By ----------------------------     By-------------------------------
   Julie F. Williams                  Paul G. Haaga, Jr.
   Secretary                          Chairman of the Board

     THE UNDERSIGNED, Chairman of the Board of The Bond Fund of America, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.


Dated:    March 22, 1996         By: --------------------------
                                     Paul G. Haaga, Jr.
                                     Chairman of the Board